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                                                            Exhibit 99-A


                           CONSENTS OF PERSONS TO BE
                              NAMED AS DIRECTORS

    I hereby consent to the use in this Registration Statement on Form S-4 of USW-C, Inc. (and any amendments thereto) of my name and the references to my becoming a director of New U S WEST (as defined therein).


                                         /s/ Linda G. Alvarado
                                         ---------------------------
                                         Linda G. Alvarado


                                         /s/ Jerry J. Colangelo
                                         ---------------------------
                                         Jerry J. Colangelo


                                         /s/ Craig R. Barrett
                                         ---------------------------
                                         Craig R. Barrett


                                         /s/ Peter S. Hellman
                                         ---------------------------
                                         Peter S. Hellman


    I hereby consent to the use in this Registration Statement on Form S-4 of USW-C, Inc. (and any amendments thereto) of my name and the reference to my becoming a director of MediaOne Group, Inc. (as defined therein).


                                         /s/ Kathleen A. Cote
                                         ----------------------------
                                         Kathleen A. Cote